Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

LIVENT CORPORATION

(as of September 26, 2018)

1. Location of Offices

SECTION 1. Principal Delaware Office. The principal office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name and address of the resident agent in charge thereof shall be the Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware.

SECTION 2. Other Offices. The Corporation may also have offices in such other places, both within and without the State of Delaware, as the Board of Directors from time to time may designate or the business of the Corporation require.

2. Corporate Seal

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it, a facsimile, or an electronic copy thereof to be impressed, affixed or otherwise reproduced.

3. Stockholders

SECTION 1. Meetings of Stockholders.

(a) Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board of Directors. At the annual meeting, stockholders shall elect Directors and transact such other business as properly may be brought before the meeting.

(b) Special Meetings. Special meetings of stockholders of the Corporation may be called at any time for any purpose or purposes only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by the Chairman of the Board of Directors, acting in his or her sole discretion, and may not be called by any other person or persons; provided, that until the first date after the date hereof on which no person or group (as defined in Rule 13d-5 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially owns a majority of the then-outstanding shares of all classes and series of capital stock of the Corporation entitled to vote at any annual or special meeting of stockholders (the “Voting Stock”), special meetings of stockholders may be called by any person or group (as defined in Rule 13d-5 promulgated pursuant to the Exchange Act) that beneficially owns a majority of the Voting Stock for any purpose or purposes at any time; provided, further that any business transacted at any such special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

(c) Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman of the Board of Directors in the absence of a designation by the Board of Directors).

(d) Notice of Meetings. Unless otherwise provided by the General Corporation Law of the State of Delaware (the “Delaware Act”), written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors.

SECTION 2. Quorum of Stockholders. The holders of a majority of the total number of shares issued and outstanding, and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by the Delaware Act, by the Certificate of Incorporation, or by these By-Laws.

When a quorum is present at any meeting of stockholders, a majority of the number of shares of the stock entitled to vote which is represented thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Delaware Act or the Certificate of Incorporation or of these By-Laws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 3. Voting by Stockholders. Unless otherwise provided in the Certificate of Incorporation, each stockholder of record shall be entitled at each meeting of stockholders to one vote for each share of stock entitled to vote. Each stockholder of record entitled to vote at any meeting may do so in person or by proxy appointed by instrument in writing, subscribed by such stockholder or his duly authorized attorney, and filed with the Secretary at or prior to the time designated in the order of business for delivering such proxies. Any such proxy shall not be voted or acted upon after three years from its date, unless such proxy provides for a longer period.

SECTION 4. Certain Definitions. For the purposes of Sections 1(b) (Special Meetings) and 5 (Business Brought Before a Meeting) of this Article 3 and Section 8 of Article 4 (Nomination Questionnaire), the shares of the Corporation “beneficially owned” by any person shall include (i) all shares of the Corporation beneficially owned (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, determined as if the reference to “sixty days” in Rule 13d-3(d)(1)(i) was a reference to “three years”) by such person, (ii) all shares of the Corporation beneficially owned (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, determined as if the reference to “sixty days” in Rule 13d-3(d)(1)(i) was a reference to “three years”) by (A) all affiliates and associates of such person (determined in accordance with Rule 12b-2 under the Exchange Act), (B) all persons acting in concert with such person with respect to the acquisition, holding, voting or disposing of securities of the Corporation or with respect to the control of the Corporation, and (C) all persons with whom such person or any of its affiliates or associates has an agreement, arrangement or understanding with respect to the acquisition, holding, voting (except pursuant to a revocable proxy given in response to a public proxy or consent solicitation made generally to all holders of shares of the Corporation) or disposing of securities of the Corporation or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses) (each person described in clause (A), (B) or (C) being a “Related Person” of such person); and (iii) all shares of the Corporation that are the subject of or are the reference security for or underlie any derivative securities (as defined under Rule 16a-1 under the Exchange Act) or other derivatives, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or similar arrangements relating to the shares of the Corporation entered into by or on behalf of such person and all Related Persons of such person.

SECTION 5. Business Brought Before a Meeting. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 5. If, after the stockholder has delivered the notice under this Section 5, any information required to be contained in such notice as described above changes as of the record date for such meeting, such notice shall be deemed to be not in compliance with this Section 5 and not effective unless such stockholder, no later than 5 business days following such record date, delivers to the Secretary at the principal executive offices of the Corporation a supplemental notice describing such updated information as of such record date. The

Board of Directors shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 5; and if the Board of Directors should so determine, the Board of Directors shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 6. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall have the duties prescribed by law. The presiding officer of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

SECTION 7. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held and the record date for determining stockholders of record for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 8. Adjournments; Postponements. The Board of Directors or the presiding officer of the meeting or a majority of the votes entitled to be cast by stockholders who are present in person or by proxy at any meeting of stockholders may adjourn the meeting from time to time, whether or not there is such a quorum, without notice other than by announcement at the meeting if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

4. Directors

SECTION 1. Election, Number and Term of Office.

(a) Manner of Election. Except as provided in Section 7 of this Article, each Director shall be elected by the vote of the majority of the votes cast with respect to the Director at any meeting of the stockholders called for the purpose of the election of Directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of Directors to be elected, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote in the election of Directors generally. For purposes of this paragraph, a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes “withheld” with respect to that Director.

(b) Number of Directors; Term of Office. The number of Directors of the Corporation which shall constitute the whole Board shall be fixed by resolution adopted by affirmative vote of a majority of the whole Board except that such number shall not be less than three (3) nor more than fifteen (15) the exact number to be seven (7) until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board. As set forth in Article 5 of the Certificate of Incorporation, the Board of Directors shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the Corporation in 2019, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the Corporation in 2020, and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the Corporation in 2021, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At each annual election of directors by the stockholders of the Corporation beginning in 2019, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the stockholders of the Corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

SECTION 2. Nomination of Directors. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the consent of each nominee to being named in the proxy statement as a nominee and to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SECTION 3. Removal of Directors. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, directors may only be removed for cause.

SECTION 4. Conditions for Nomination. The Board of Directors or a Committee of the Board of Directors shall not nominate for election or reelection as Director any candidate who has not agreed to tender, promptly following the meeting at which he or she is elected as Director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such resignation by the Board of Directors.

SECTION 5. Resignation Policy. If an incumbent Director nominee fails to receive the required number of votes for reelection, within ninety (90) days after certification of the election results, the Nominating and Corporate Governance Committee of the Board of Directors will recommend to the Board of Directors whether to accept or reject the resignation or whether other action should be taken and the Board of Directors will act on the Committee’s recommendation.

SECTION 6. Other Resignations. With respect to resignations other than in connection with a failure to receive the required number of votes for reelection, any director or member of a committee may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein, and if no time be specified, upon receipt thereof, and unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 7. Vacancies on Board. Vacancies on the Board of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy resulting from an increase in the number of Directors shall hold office for a term that shall coincide with the remaining term of the class of Directors to which he is elected. A Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor. The Board of Directors shall not fill a Director vacancy or newly created Directorship with any candidate who has not agreed to tender, promptly following his or her appointment to the Board of Directors, the same form of resignation as is described under Section 4 of this Article 4 (Conditions for Nomination).

SECTION 8. Nomination Questionnaire. Each nominee for election as a Director (“Nominee”) must deliver to the Secretary at the principal executive offices of the Corporation a written questionnaire (to be provided by the Secretary upon written request and approved from time to time by the Board of Directors or a committee thereof) (the “Questionnaire”), which Questionnaire shall provide the following information: (i) the class and number of shares of the Corporation which are beneficially owned, as of the date of the Questionnaire, by the Nominee, (ii) a description (including the name of any counterparties) of any agreement, arrangement or understanding between the Nominee and any stockholder of the Corporation as to how the Nominee, if the Nominee is at the time a Director or is subsequently elected as a Director, will act or vote on any issue or question, (iii) a description (including the name of any counterparties) of any agreement, arrangement or understanding (whether written or oral) to which the Nominee or any Related Person of the Nominee is party for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given in response to a public proxy or consent solicitation made generally to all holders of shares of the Corporation) or disposing of any shares of the Corporation or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (iv) the description (including the name of any counterparties) of any derivative securities (as defined under Rule 16a-1 under the Exchange Act) or other derivatives, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or similar arrangements relating to the common stock of the Corporation, entered into as of the date of the Questionnaire by, or on behalf of, the Nominee or any Related Person of the Nominee and a list of all transactions by the Nominee and all Related Persons of the Nominee involving any shares of the Corporation or any such derivative security or similar arrangement related to any shares of the Corporation within 60 days prior to the date of the Questionnaire, (v) a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to the nomination between or among the Nominee and any

Related Person of the Nominee, and (vi) all other information that, as of the date of the Questionnaire, would be required to be included in a filing with respect to the Corporation on Schedule 13D (including the exhibits thereto) under the Exchange Act (or any successor provision thereto) by the Nominee and all Related Persons of the Nominee, regardless of whether such person has publicly filed or is required to file a Schedule 13D with respect to the Corporation containing such information. If, after the Nominee has delivered the Questionnaire pursuant to this Article 4, any information required to be contained in such Questionnaire as described above changes as of the record date for the relevant meeting, such Nominee, no later than five business days following such record date, must deliver to the Secretary at the principal executive offices of the Corporation a supplemental Questionnaire describing such updated information as of such record date.

SECTION 9. Powers of Directors.

(a) General Powers. The Board of Directors shall have the entire management of the business of this Corporation. In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of Delaware, the Certificate of Incorporation and these By-Laws.

(b) Appointment of Committees. The Board of Directors may designate two or more of their number to constitute an Executive Committee, which Committee shall have and may exercise, when the Board is not in session, all of the powers of the Board in the management of the business and affairs of the Corporation, including the power to appoint Assistant Secretaries and Assistant Treasurers, and to authorize the seal of the Corporation to be affixed to all papers which may require it. The Executive Committee may make rules for the calling, holding and conduct of its meetings and the keeping of records thereof.

The Board of Directors may also appoint other committees from their own number, the number (not less than two) composing such committees, and the powers conferred upon them, to be determined by such resolution or resolutions.

In the absence or disqualification of any member of the Executive Committee or any other committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Meetings of any Committee designated by the Board of Directors may be called by the Board of Directors or by the Chairman of the Committee at any time or place upon at least twenty-four (24) hours’ notice. One third of the members of a Committee, but not less than two members, shall constitute a quorum of a Committee for the transaction of business.

(c) Delegation of Duties of Directors. The Board of Directors may delegate for the time being the powers or duties of any officer of the Corporation, in case of his absence, disability, death or removal, or for any other reason, to any other officer or to any Director.

SECTION 10. Meeting of Directors.

(a) Regular Meetings. Regular meetings of the Board of Directors shall be held at such place within or without the State of Delaware, and at such times, as the Board by vote may determine from time to time, and if so determined no notice thereof need be given.

After each election of Directors in accordance with the Certificate of Incorporation and these By-Laws the newly constituted Board shall meet without notice for the purpose of electing officers and transacting such other business as lawfully may come before it.

(b) Special Meetings. Special meetings of the Board of Directors may be held at any time or place, within or without the State of Delaware, whenever called by the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Secretary or a majority of the whole Board of Directors.

(c) Notice of Meetings. Notice of regular meetings of the Board of Directors or any adjourned meeting thereof need not be given. Notice of any special meeting of directors shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail, courier service, e-mail or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by e-mail or facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Such notice need not state the purposes of such meeting.

(d) Telephonic and Electronic Meetings Permitted. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.

(e) Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

(f) Action without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board of Directors or any such committee consent thereto in writing or as otherwise permitted by law and, if required by law, the writing or writings are filed with the minutes or proceedings of the Board of Directors or of such committee.

SECTION 11. Quorum of Directors. Subject to Section 7 of this Article 4 (Vacancies on Board), a whole number of directors equal to a majority of the whole Board of Directors shall constitute a quorum of the Board for the transaction of business. The chairman of the meeting or a majority of directors present may adjourn the meeting from time to time, whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

When a quorum is present at any meeting of Directors, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

SECTION 12. Compensation of Directors. Directors other than those who are full-time salaried officers or other employees of the Corporation or its affiliates may be paid compensation for their services as Directors and may also be paid additional compensation for their services as members of any committee appointed by the Board of Directors, in such amounts as the Board of Directors by resolution shall from time to time determine to be appropriate. Directors may be paid their expenses, if any, incurred for attendance at each meeting of the Board of Directors or of any committee of which they may be members. No Director shall be precluded from serving the Corporation in any other capacity and receiving compensation therefore.

5. Books and Records

Unless otherwise required by the Delaware Act, the books and records of the Corporation may be kept at the office of the Corporation in the City of Philadelphia, Commonwealth of Pennsylvania, or at any other place or places outside the State of Delaware, as the Board of Directors from time to time may designate.

6. Officers

SECTION 1. Number and Titles. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller, all of whom shall be elected by the Board of Directors. The Board of Directors or the Chief Executive Officer may appoint such other officers, including a Vice Chairman of the Board and/or one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers as either of them shall deem necessary, who shall have such authority and perform such duties as may be prescribed in such appointment. The Chairman of the Board, the Vice Chairman of the Board, if any, and the President shall be members of the Board of Directors, but the other officers need not be members of such Board.

Any two or more offices, other than the offices of President and Secretary, may be held by the same person.

SECTION 2. Tenure of Office. Officers of the Corporation shall hold their respective offices at the pleasure of the Board of Directors and, in the case of officers who were appointed by the Executive Committee or by the Chief Executive Officer, also at the pleasure of such appointing authority. Each officer shall serve from the time of his or her appointment until a successor shall be chosen and qualified or until his or her death, resignation, removal or otherwise.

SECTION 3. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein, and if no time be specified, upon receipt thereof, and unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4. Removal. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

SECTION 5. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

SECTION 6. Duties of Officers.

(a) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors, of the Executive Committee and of the stockholders of the Corporation. He shall perform such other duties as may from time-to-time be assigned to him by the Board of Directors.

(b) Chief Executive Officer. The Chief Executive Officer of the Corporation shall be in general charge and supervision of the affairs of the Corporation.

(c) President. The President shall perform such duties as from time-to-time may be assigned to him by the Board of Directors or the Chief Executive Officer of the Corporation.

(d) Vice Presidents. Each Vice President shall have such powers and shall perform such duties as may be assigned to him by the senior officers of the Corporation or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents, or make such other designations of Vice Presidents as it may deem appropriate.

(e) Secretary. The Secretary shall attend and record all proceedings of the meetings of the Board of Directors, the stockholders, and the Executive Committee; shall be custodian of the corporate seal and affix such seal to all documents requiring the same; shall cause to be maintained a stock transfer book, and a stock ledger, and such other books as the Board of Directors may direct; shall serve all notices required by law, or by these By-Laws, or by resolution of the Board of Directors; and shall perform such other duties as pertain to the office of Secretary, subject to the control of the Board of Directors.

(f) Assistant Secretaries. The Assistant Secretaries shall assist the Secretary in the performance of his duties, and shall perform such other duties as the Board of Directors or the Chief Executive Officer from time to time may prescribe. If at any time the Secretary shall be unable to act, an Assistant Secretary may perform his duties.

(g) Treasurer. The Treasurer shall perform all duties commonly incident to that office (including, but without limitation, the care and custody of the funds and securities of the Corporation which from time to time may come into his hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board of Directors may authorize or direct) and, in addition, such other duties as the Board of Directors from time to time may prescribe.

(h) Assistant Treasurers. Assistant Treasurers shall assist the Treasurer in the performance of his duties, and shall discharge such other duties as the Board of Directors or the Chief Executive Officer from time to time may prescribe.

(i) Controller. The Controller shall be the principal accounting officer of the Corporation, and shall maintain adequate records of all assets, liabilities and transactions of the Corporation; and shall cause adequate audits of the Corporation’s accounting records to be currently and regularly made; and shall perform such other duties as the Board of Directors from time to time may prescribe.

(j) Assistant Controllers. Assistant Controllers shall assist the Controller in performance of his duties, and shall discharge such other duties as the Board of Directors or the Chief Executive Officer from time to time may prescribe.

7. Stock Certificates

SECTION 1. Stock Certificates. Every holder of stock shall be entitled to have a certificate or certificates duly numbered, certifying the number and class of shares in the Corporation owned by him, in such form as may be prescribed by the Board of Directors. Each such certificate shall be signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. If any such certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates shall be countersigned and registered in such manner as the Board of Directors may from time to time prescribe and there shall be impressed thereon the seal of the Corporation or imprinted thereon a facsimile of such seal. Any transfer agent may countersign by facsimile signature.

No registrar of any stock of the Corporation appointed pursuant to this Article 7 shall be the Corporation or its employee.

SECTION 2. Lost Certificates. In the case of the loss, mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms and conditions as the Board of Directors from time to time may prescribe.

SECTION 3. Transfers of Stock. Transfer of shares of stock of the Corporation shall be made on the books of the Corporation only by the person named in the certificate evidencing such stock or by any attorney lawfully constituted in writing, and upon surrender and cancellation of such certificate, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of authenticity of the signatures and authority of the signatories as the Corporation or its agents may reasonably require, except that a new certificate may be issued in the name of an appropriate state officer or office, without the surrender of the former certificate for shares presumed abandoned under the provisions of applicable state escheat or abandoned property laws. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly is not bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly otherwise provided by the laws of the state of Delaware.

SECTION 4. Uncertificated Stock. Notwithstanding anything herein to the contrary, any and all classes and series of shares, or any part thereof, may be represented by uncertificated stock, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligation of the holders of shares represented by certificates and the rights and obligations of the holder of uncertificated shares of the same class or series shall be identical. The provisions of Sections 2 and 3 of this Article 7 shall be inapplicable to uncertificated stock and in lieu thereof the Corporation shall adopt alternative procedures for the registration of transfers.

8. Depositaries and Checks

Depositaries of the funds of the Corporation shall be designated by the Board of Directors; and all checks on such funds shall be signed by such officers or other employees of the Corporation as the Board of Directors from time to time may designate.

9. Waiver of Notice

Any notice required to be given by law, by the Certificate of Incorporation, or by these By-Laws, may be waived by the person entitled thereto, either before or after the time stated in such notice.

10. Amendment of By-Laws

Subject to paragraph (c) of Article 5 and paragraph (a) of Article 9 (Amendment) of the Certificate of Incorporation, these By-Laws may be amended, repealed or added to at any regular or special meeting of the Board of Directors or of the stockholders, by the affirmative vote of a majority of the whole Board of Directors, or by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote, as the case may be.

11. Indemnification of Officers, Directors and Employees

(a) Each person who was or is a director or officer of the Corporation and who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Act as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Paragraph (d) of this

Article 11, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the whole Board of Directors. The right to indemnification conferred in this Article 11 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition, consistent with the Delaware Act as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), such advances to be paid by the Corporation within 30 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article 11 or otherwise. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(b) To obtain indemnification under this Article 11, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Paragraph (b), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

(c) Except as provided for in Paragraph (d) of this Article 11, no person shall be entitled to indemnification or advancement of expenses under this Article 11 with respect to any Proceeding, or any claim therein, brought or made by him against the Corporation.

(d) If a claim under Paragraph (a) of this Article 11 is not paid in full by the Corporation within thirty days after a written claim pursuant to Paragraph (b) of this Article 11 has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition whether the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware Act for the Corporation to indemnify the claimant for the amount claimed. With respect to any suit brought by a person seeking to enforce a right of indemnification or a right to advancement of expenses, neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth under applicable law, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(e) In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses or by the Corporation to recover an advancement of expenses, the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article 11 or otherwise.

(f) If a determination shall have been made pursuant to Paragraph (b) of this Article 11 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial Proceeding commenced pursuant to Paragraph (d) of this Article 11.

(g) The Corporation shall be precluded from asserting in any judicial Proceeding commenced pursuant to Paragraph (d) of this Article 11 that the procedures and presumptions of this Article 11 are not valid, binding and enforceable and shall stipulate in such Proceeding that the Corporation is bound by all the provisions of this Article 11.

(h) The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article 11 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Delaware Act, the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article 11 shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

(i) The Corporation’s obligation, if any, to indemnify any person who was or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

(j) The Corporation may, but shall not be obligated to, purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation against any liability, cost or expense. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any corporation, partnership, joint venture, trust or other enterprise where a director or officer of the Corporation was serving at the request of the Corporation as a director, officer, employee or agent in furtherance of this Article 11 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article 11.

(k) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent or class of employees or agents of the Corporation (including the heirs, executors, administrators or estate of each such person) to the fullest extent of the provisions of this Article 11 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(l) If any provisions or provision of this Article 11 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article 11 (including, without limitation, each provision of any paragraph of this Article 11 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article 11 (including, without limitation, each such portion of any paragraph of this Article 11 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(m) For purposes of this Article 11:

(i) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(ii) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of Corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article 11.

(n) Any notice, request or other communication required or permitted to be given to the Corporation under this Article 11 shall be in writing and either delivered in person or sent by e-mail, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

12. Emergency By-Laws

The Emergency By-Laws provided in this Article 12 shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or on a locality in which the Corporation does business or customarily holds meetings of its board of directors or stockholders or during any nuclear or atomic disaster or during the existence of any catastrophe or other similar emergency condition as a result of which a quorum of the board of directors or a standing committee thereof cannot readily be convened for action notwithstanding any different provision in the preceding Articles of these By-Laws or in the Certificate of Incorporation or in the Delaware Act. To the extent not inconsistent with the provisions of this Article, the By-Laws provided in the preceding Articles shall remain in effect during such emergency and upon its termination the Emergency By-Laws shall cease to be operative.

During any such emergency:

(a) A meeting of the Board of Directors or a committee thereof may be called by any officer or director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

(b) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

(c) To the extent required to constitute a quorum at any meeting of the Board of Directors during such an emergency, the officers of the Corporation who are present shall, unless otherwise provided in Emergency By-Laws, be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting and at any such meeting of the Board of Directors, a quorum shall consist of the director or directors in attendance at the meeting.

(d) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices or authorize the officers so to do.

No officer, director or employee acting in accordance with these Emergency By-Laws shall be liable except for willful misconduct.

These Emergency By-Laws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency By-Laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

13. Exclusive Forum

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any actual or purported derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware Act or the Certificate of Incorporation or the By-Laws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, shall, in each case, be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to such courts having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 13.

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